                                  EXHIBIT 7.2
                                  -----------

               AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG
             PROACTIVE TECHNOLOGIES, INC., LANCE CHILDREN'S TRUST
                           AND PDK PROPERTIES, INC.

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into this 8th of January, 1999, by and among PROACTIVE TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Buyer"); and the LANCE CHILDREN'S TRUST, (hereinafter referred to as "Seller"), being the sole shareholder of PDK PROPERTIES, INC., a Georgia corporation (hereafter collectively referred to as "Company").

     WHEREAS, Seller is the owner of record and beneficially owns One Thousand (1,000) shares of the issued and outstanding shares of Common Stock of PDK Properties, Inc. (the "Shares");

     WHEREAS, PDK Properties, Inc. owns 100% of Stratos Inns LLC, a Georgia Limited Liability Company (hereafter referred to as "Stratos");

     WHEREAS, the Shares represent 100% of all the issued and outstanding shares of the Company;

     WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein; and

     WHEREAS, the parties intend that the exchange of Shares for shares of Buyer's common stock, as contemplated herein, qualify as a tax free transaction under Section 368 of the Internal Revenue Code;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                                      I.
                        SALE AND PURCHASE OF THE SHARES
                        -------------------------------

     1.1  SALE AND PURCHASE.  Subject to the terms and conditions hereof, at the
          -----------------
Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto, which constitute 100% of the issued and outstanding Shares of Common Stock of the Company.

     1.2  CLOSING.  The purchase shall be consummated at a closing ("Closing")
          -------
to take place at 10:00 o'clock a.m., at the offices of Buyer's counsel on January 8, 1999 ("Closing Date").

     1.3  PURCHASE PRICE.  The aggregate purchase price ("Purchase Price") for
          --------------
the Shares shall be Three Million Six Hundred Thousand (3,600,000) shares of common stock of the Buyer ("Buyer Shares"). The purchase price shall be paid at Closing by issuance and delivery of Buyer's Shares to Seller against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer.

     1.4  OTHER AGREEMENTS.  At the Closing, the indicated parties shall execute
          ----------------
     and deliver the following additional agreements in substantially the form attached hereto:

          (a) Execution of a Closing Certificate between the Company and the Seller.

          (c) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Shares from Seller to Buyer.

     1.5  BASIC AGREEMENTS AND TRANSACTIONS DEFINED.  This Agreement and other
          -----------------------------------------
agreements listed in paragraph 1.4, are sometimes referred to as the "Basic Agreement". The transactions contemplated by the Basic Agreement are sometimes referred to as the "Transactions".

                                      II.
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     2.1  REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represent and
          ----------------------------------------
warrant to Buyer as follows:

          (a)  TITLE TO THE SHARES.  At Closing, Seller shall own of record and
               -------------------
     beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b)  ORGANIZATION.  The Company is a corporation duly incorporated,
               ------------
     validly existing and in good standing under the laws of the state of Georgia. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

          (c)  AUTHORIZED CAPITALIZATION.  The authorized capitalization of the
               -------------------------
     Company consists of Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.01 par value, consisting of One Hundred Twenty-Five Million (125,000,000) shares of Class "A" Voting Stock, of which One Thousand (1,000) shares are issued and outstanding and One Hundred Twenty-Five Million (125,000,000) shares of Class "B" Non-Voting Stock, of which no shares are issued and outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. Except as set forth in Exhibit "B" attached hereto, the Company does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Except as set forth in Exhibit "C" attached hereto, the Company is not a party to and are not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Company's income, profits or assets, or obligating the Company to distribute any portion of its income, profits or assets.

          (d)  AUTHORITY.  Seller has full power and lawful authority to execute
               ---------
     and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Seller, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller or the Company is a party or by which Seller or the Company or any of their respective properties or assets are bound or affected.

          (e)  COMPANY FINANCIAL STATEMENTS.  Both the Company's and Stratos'
               ----------------------------
     Financial Statements furnished to Buyer are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of December 31, 1998.

          (f)  NO UNDISCLOSED LIABILITIES.  Except as set forth in both the
               --------------------------
     Company's and Stratos' Financial Statements previously delivered to Buyer and as set forth on Exhibit "D", Seller is not aware of any liabilities for which the Company is liable or will become liable in the future.

          (g)  TAXES.  The Company has filed all federal, state, local tax and
               -----
     other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

          (h)  PROPERTIES.  The Company has good and marketable title to all its
               ----------
     real property, in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "E".

          (i)  BOOKS AND RECORDS.  The books and records of the Company and
               -----------------
     Stratos are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company and Stratos as set forth in the Company Financial Statements.

          (j)  INSURANCE.  Exhibit "F" contains an accurate and complete list
               ---------
     and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, property, and other forms of insurance or indemnity bonds held by the Company and Stratos. Neither the Company nor Stratos are in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. All policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by the Company with all requirements of law and of all agreements and instruments to which the Company is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Company and Stratos in amounts at least equal to customary coverage in the Company's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

          (k)  TRANSACTIONS WITH CERTAIN PERSONS.  Except as disclosed in
               ---------------------------------
     Exhibit "G", the Company has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or shareholder of the Company or any relative of any such person, or any corporation or other entity in which such person owns a beneficial interest .

          (l)  MATERIAL CONTRACTS.  Except as set forth in Exhibit "H", the
               ------------------
     Company has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

          (m)  EMPLOYMENT MATTERS.  Exhibit "I" contains a list of all officers,
               ------------------
     their base salaries, accrued vacation pay, sick pay, and severance pay through December 31, 1997. Except as set forth in Exhibit "I", the Company is not a party to any employment agreement, or any pension, profit sharing, retirement or other deferred compensation plan or agreement. The Company has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. The Company has not been a party to a "prohibited transaction," which would subject the Company to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against the Company pending or threatened, and to the knowledge of the Seller, there are no union organizing activities currently pending or threatened against or involving the Company.

          (n)  AUTHORIZATIONS.  The Company has no licenses, permits, approvals
               --------------
     and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "J" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.

          (o)  NO POWERS OF ATTORNEY.  The Company has no powers of attorney or
               ---------------------
     similar authorizations outstanding.

          (p)  COMPLIANCE WITH LAWS.  The Company is not in violation of any
               --------------------
     federal, state, local or other law, ordinance, rule or regulation applicable to its business, and have not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

          (q)  COMPLIANCE WITH ENVIRONMENTAL LAWS.  The Company is in compliance
               ----------------------------------
     with all applicable pollution control and environmental laws, rules and regulations. The Company has no environmental licenses, permits and other authorizations held by the Company relative to compliance with environmental laws, rules and regulations.

          (r)  NO LITIGATION.  There are no actions, suits, claims, complaints
               -------------
     or proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

          (s)  VALIDITY.  All contracts, agreements, leases and licenses to
               --------
     which the Company is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or by any other party thereto.

          (t)  NO ADVERSE CHANGES.  Since December 31, 1998, there have been no
               ------------------
     actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

          (u)  FULL DISCLOSURE.  All statements of Seller contained in the Basic
               ---------------
     Agreements and in any other written documents delivered by or on behalf of the Company or Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Seller which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company, which have not been disclosed to Buyer in the Basic Agreements.

     2.2  REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and
          ---------------------------------------
warrants to Seller as follows:

          (a)  ORGANIZATION.  The Buyer is a corporation duly incorporated,
               ------------
     validly existing and in good standing under the laws of the state of Delaware. The Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

          (b)  AUTHORIZED CAPITALIZATION.  The authorized capitalization of the
               -------------------------
     Buyer consists of Sixty Million (60,000,000) shares of Common Stock, $.04 par value, of which Nineteen Million Five Hundred Forty-Nine Thousand Two Hundred Fifty-Three (19,549,253) shares have been issued and are outstanding.

     All shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Buyer in compliance with all applicable state and federal laws. Except as set forth in Exhibit "L" attached hereto, the Buyer does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Buyer is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Buyer's income, profits or assets, or obligating the Buyer to distribute any portion of its income, profits or assets.

          (c)  AUTHORITY.  Buyer has full power and lawful authority to execute
               ---------
     and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its respective properties or assets are bound or affected.

          (d)  BUYER'S FINANCIAL STATEMENTS.  The Buyer's Financial Statements
               ----------------------------
     are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Buyer as of September 30, 1998.

          (e)  TAXES.  The Buyer has filed all federal, state, local tax and
               -----
     other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

          (f)  BOOKS AND RECORDS.  The books and records of the Buyer are
               -----------------
     complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Buyer as set forth in the Buyer's Financial Statements.

          (g)  TRANSACTIONS WITH CERTAIN PERSONS.  Except as disclosed in
               ---------------------------------
     Exhibit "J", the buyer has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or shareholder of the Buyer or any relative of any such person, or any corporation or other entity in which such person owns a beneficial interest .

          (h)  MATERIAL CONTRACTS.  The Buyer has no purchase, sale, commitment,
               ------------------
     or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer.

          (i)  EMPLOYMENT MATTERS.  Exhibit "K" contains a list of all officers,
               ------------------
     their base salaries, accrued vacation pay, sick pay, and severance pay through September 30, 1998. The Buyer is not a party to any employment agreement, or any pension, profit sharing, retirement or other deferred compensation plan or agreement. The Buyer has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. The Buyer has not been a party to a "prohibited transaction," which would subject the Buyer to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against the Buyer pending or threatened, and to the knowledge of the Buyer, there are no union organizing activities currently pending or threatened against or involving the Buyer.

          (j)  AUTHORIZATIONS.  The Buyer has no licenses, permits, approvals
               --------------
     and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "L" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.

          (k)  COMPLIANCE WITH LAWS.  The Buyer is not in violation of any
               --------------------
     federal, state, local or other law, ordinance, rule or regulation applicable to its business, and have not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

          (l)  VALIDITY.  All contracts, agreements, leases and licenses to
               --------
     which the Buyer is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Buyer or by any other party thereto.

          (m)  NO ADVERSE CHANGES.  Since September 30, 1998, there have been no
               ------------------
     actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer.

          (n)  FULL DISCLOSURE.  All statements of Buyer contained in the Basic
               ---------------
     Agreements and in any other written documents delivered by or on behalf of the Buyer to Seller are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Buyer which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer, which have not been disclosed to Buyer in the Basic Agreements.

                                     III.
                                   COVENANTS
                                   ---------

     3.1  COVENANTS OF SELLER.  Seller covenants and agrees that from the date
          -------------------
hereof to the Closing without the prior written consent of Buyer:

          (a)  ORDINARY COURSE OF BUSINESS.  Seller will operate the business of
               ---------------------------
     the Company only in the ordinary course and will use their best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

          (b)  MAINTAIN PROPERTIES.  Seller will maintain all of the Company's
               -------------------
     properties in good working order, repair and condition (reasonable wear and use excepted) and cause Stratos to take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, servicemarks, trade names, brand names, copyrights and other intangible assets.

          (c)  COMPENSATION.  Seller will not permit the Company nor Stratos to
               ------------
     (1) enter into or alter any employment agreements; (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or employee; or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

          (d)  NO INDEBTEDNESS.  Seller will not permit the Company nor Stratos
               ---------------
     to create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company and Stratos.

          (e)  MAINTAIN BOOKS.  Seller will cause the Company and Stratos to
               --------------
     maintain its books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

          (f)  NO AMENDMENTS.  Seller will not permit the Company and Stratos to
               -------------
     amend its corporate charter or bylaws (or similar documents) without prior consent of Buyer and will cause the Company to maintain their corporate existence, licenses, permits, powers and rights in full force and effect.

          (g)  TAXES AND ACCOUNTING MATTERS.  Seller will cause the Company and
               ----------------------------
     Stratos to file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Seller will not permit the Company to change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

          (h)  NO DISPOSITION OR ENCUMBRANCE.  Except in the ordinary course of
               -----------------------------
     business consistent with past practice, Seller will not permit the Company nor Stratos to (1) dispose of or encumber any of its properties and assets,
     (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, servicemarks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

          (i)  INSURANCE.  Seller will cause the Company to maintain in effect
               ---------
     all its current insurance policies.

          (j)  NO SECURITIES ISSUANCES.  Seller will not permit the Company nor
               -----------------------
     Stratos to issue any shares of any class of capital stock or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for the transactions contemplated herein.

          (k)  NO DIVIDENDS.  Seller will not permit the Company nor Stratos to
               ------------
     declare, set aside or pay any dividends or other distributions of any nature whatsoever.

          (l)  CONTRACTS.  Seller will not permit the Company nor Stratos to
               ---------
     enter into or assume any contract, agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

          (m)  NO BREACH.  Seller will not permit the Company nor Stratos to do
               ---------
     any act or omit to do any act which would cause a breach of any contract, commitment or obligation of the Company.

          (n)  DUE COMPLIANCE.  Seller will cause the Company and Stratos to
               --------------
     comply with all laws, regulations, rules and ordinances applicable to it and to the conduct of its business.

          (o)  NO WAIVERS OF RIGHTS.  Seller will not permit the Company nor
               --------------------
     Stratos to amend, terminate or waive any material right whether or not in the ordinary course of business.

          (p)  CAPITAL COMMITMENTS.  Seller will not permit the Company nor
               -------------------
     Stratos to make or commit to make any capital expenditure, capital addition or capital improvement.

          (q)  NO RELATED PARTY TRANSACTIONS.  Seller will not permit the
               -----------------------------
     Company nor Stratos to make any loans to, or enter into any transaction, agreement, arrangement or understanding or any other nature with, any officer, director or employee of the Company.

          (r)  NOTICE OF CHANGE.  Seller will promptly advise Buyer in writing
               ----------------
     of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company or Stratos.

          (s)  CONSENTS.  Seller will use their, and will cause the Company and
               --------
     Stratos to use its, best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

                                      IV.
                          CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF BUYER TO CLOSE
                         -----------------------------

     The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     4.1  COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND  COVENANTS.  The
          ----------------------------------------------------------
representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

     4.2  NO ADVERSE CHANGE.  There shall have been no event which has had or
          -----------------
may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

     4.3  NO LEGAL PROCEEDINGS.  No suit, action or other legal or
          --------------------
administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     4.4  DOCUMENTS TO BE DELIVERED BY SELLER.  Seller shall have delivered the
          -----------------------------------
following documents:

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers, copies of which are attached as Exhibit "A".

          (b) A copy of (i) the Certificate of Incorporation of the Company, certified as correct by the Company; and (ii) the Bylaws of the Company certified as correct by the Company; and (iii) a certificate of the Georgia Tax Commission, Franchise Tax Division, to the effect that the Company is in good standing and has paid all franchise taxes in such state, all as attached hereto as Exhibit "M";

          (c) All agreements referred to in paragraph 1.4 above, executed by all parties thereto other than Buyer.

          (d) All corporate and other records of or applicable to the Company included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.

          (e) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                                      V.
                          CONDITIONS PRECEDENT TO THE
                        OBLIGATIONS OF SELLER TO CLOSE
                        ------------------------------

     The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

     5.1  COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND  COVENANTS.  The
          ----------------------------------------------------------
representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     5.2  NO LEGAL PROCEEDINGS.  No suit, action or other legal or
          --------------------
administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     5.3  OTHER AGREEMENTS.  All parties other than Seller and the Company shall
          ----------------
have executed and delivered the Basic Agreements.

     5.4  PAYMENTS.  Seller shall have received from Buyer all Common Stock to
          --------
be issued at the Closing by Buyer pursuant to all the Basic Agreements.

                                      VI.
                      MODIFICATION, WAIVERS, TERMINATION
                                 AND EXPENSES
                                 ------------

     6.1  MODIFICATION.  Buyer and Seller may amend, modify or supplement this
          ------------
Agreement in any manner as they may mutually agree in writing.

     6.2  WAIVERS.  Buyer and Seller may in writing extend the time for or waive
          -------
compliance by the other with any of the covenants or conditions of the other contained herein.

     6.3  TERMINATION AND ABANDONMENT.  This Agreement may be terminated and the
          ---------------------------
purchase of the Shares may be abandoned before the Closing:

          (a)  By the mutual consent of Seller and Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall have not have been satisfied, in all material respects; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

     Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                                     VII.
                                 MISCELLANEOUS
                                 -------------

     7.1  REPRESENTATIONS AND WARRANTIES TO SURVIVE.  Unless otherwise provided,
          -----------------------------------------
all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     7.2  BINDING EFFECT OF THE BASIC AGREEMENTS.  The Basic Agreements and the
          --------------------------------------
certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     7.3  APPLICABLE LAW.  The Basic Agreements are made pursuant to, and will
          --------------
be construed under, the laws of the State of Georgia.

     7.4  NOTICES.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

          (a)  If to Seller, to:

                    Mr. C. Beverly Lance, Trustee
                    Lance Children's Trust
                    P.O. Box 190476
                    Atlanta, GA   31119
                    Telephone:  (404) 869-1298
                    Fax: (404) 816-5738

          (b)  If to Buyer, to:

                    Mr. Mark Conner
                    Proactive Technologies, Inc.
                    7118 Beech Ridge Trail
                    Tallahassee, FL 32312
                    Telephone:  (850) 668-8500
                    Fax: (850) 668-9100

     These addresses may be changed from time to time by written notice to the other parties.

     7.5  HEADINGS.  The headings contained in this Agreement are for reference
          --------
only and will not affect in any way the meaning or interpretation of this Agreement.

     7.6  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          ------------
which will be deemed an original and all of which together will constitute one instrument.

     7.7  SEVERABILITY.  If any one or more of the provisions of this Agreement
          ------------
shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     7.8  FORBEARANCE; WAIVER.  Failure to pursue any legal or equitable remedy
          -------------------
or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     7.9  ATTORNEYS' FEES AND EXPENSES.  The prevailing party in any legal
          ----------------------------
proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     7.10 EXPENSES.  Each party shall pay all fees and expenses incurred by it
          --------
incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

     7.11 INTEGRATION.  This Agreement and all documents and instruments
          -----------
executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

                              "BUYER"
                              PROACTIVE TECHNOLOGIES, INC.


                              BY: /s/ MARK CONNER
                                 ------------------------------------------
                                      MARK CONNER, PRESIDENT

                              "COMPANY"
                              PDK PROPERTIES, INC.


                              BY: /s/ AMY C. LANCE
                                 ------------------------------------------
                                      AMY C. LANCE, PRESIDENT

                              "STRATOS"
                              STRATOS INNS LLC


                              BY: /s/ AMY C. LANCE
                                 ------------------------------------------
                                      AMY C. LANCE, MANAGER

                              "SELLER"
                              LANCE CHILDREN'S TRUST

                              /s/ C. Beverly Lance
                              -----------------------------------------------
                              C. BEVERLY LANCE, TRUSTEE